UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2016

MCBC Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee	37885
(Address of Principal Executive Offices)	(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Credit Agreement

On February 18, 2016, MCBC Holdings, Inc. (the “Company”) and its wholly-owned subsidiaries, MasterCraft Boat Company , LLC, a Delaware limited liability company  (“MasterCraft”),  MasterCraft Services, Inc., a Tennessee corporation (“Services”), MCBC Hydra Boats, LLC, a Tennessee limited liability company (“Hydra”), MasterCraft International Sales Administration, Inc., a Delaware corporation (“Sales Administration”; and together with MasterCraft, Services and Hydra, each a “Borrower” and collectively the “Borrowers” and collectively, with the Company, the “Credit Parties”) executed the Amendment No.1 (the “Amendment”) to the Amended and Restated Credit and Guaranty Agreement (the “Credit Agreement”) by and among the Borrowers, the Company as a guarantor, Fifth Third Bank, as the agent and letter of credit issuer, the lenders party thereto.  The Amendment is effective as of February 18, 2016 and amends the Credit Agreement to provide that any Credit Party may make share repurchases in an aggregate amount not to exceed $20 million during the period commencing on February 18, 2016 and ending on the last day of the term of the Credit Agreement.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1.

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 18, 2016, the Company entered into the Amendment. The terms of the Amendment are described under the heading “Amendment of Credit Agreement” in Item 1.01 of this Current Report on Form 8-K, which description is incorporated in its entirety by reference in this Item 2.03.

ITEM 8.01                      OTHER EVENTS

Share Repurchase Program

On February 19, 2016, The Company announced that its board of directors had authorized the repurchase, from time to time prior to June 30, 2017, of up to $15 million of its outstanding common stock (the “Stock Repurchase Program”). The Company may acquire shares, subject to market conditions and other factors, through open market transactions, accelerated share repurchase transactions or privately negotiated transactions.

As part of the Stock Repurchase Program, the board of directors authorized the purchase of 362,094 shares of common stock for an aggregate amount of $4.1 million from Terry McNew, our Chief Executive Officer, Timothy M. Oxley, our Chief Financial Officer and Shane Chittum, our Chief Operating Officer, which were sold to satisfy tax liabilities related to the vesting of shares of restricted stock. The shares were purchased at a price of $11.37 per share, which reflects the volume-weighted average price for the five day trading period ended February 18, 2016. This purchase will reduce the availability for future purchase under the Stock Repurchase Program to $10.9 million.

A copy of the press release announcing the Stock Repurchase Program is attached hereto as Exhibit 99.1 and incorporated by reference.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

10.1

Amendment No. 1, dated as of February 18, 2016, to the Amended and Restated Credit and Guaranty Agreement among MasterCraft Boat Company, LLC, MasterCraft Services, Inc., MCBC Hydra Boats LLC, MasterCraft International Sales Administration, Inc. as borrowers and other credit parties, various lenders and Fifth Third Bank as the agent and L/C issuer and lender

99.1	Press Release dated February 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCBC HOLDINGS, INC.

Dated: February 19, 2016	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1

Amendment No. 1, dated as of February 18, 2016, to the Amended and Restated Credit and Guaranty Agreement among MasterCraft Boat Company, LLC, MasterCraft Services, Inc., MCBC Hydra Boats LLC, MasterCraft International Sales Administration, Inc. as borrowers and other credit parties, various lenders and Fifth Third Bank as the agent and L/C issuer and lender

Exhibit 99.1	Press Release dated February 19, 2016